Exhibit 10.13

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is between Nevada Canyon Gold Corp., a Nevada corporation (the “Company”), and the undersigned person or entity listed on the Counterpart Signature Page hereof, sometimes referred to herein as the “Shareholder.” The “Effective Date” of this Agreement is the date appearing opposite of Shareholder’s signature on the Counterpart Signature Page. For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.”

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall only include the common stock currently owned by the Shareholder and represented by the stock certificate (or any successor stock certificate issued on the transfer of such stock certificate) described on the Counterpart Signature Page hereof (the “Common Stock”); and

WHEREAS, the execution and delivery of this Agreement was a condition of the issuance to the Shareholder of the Common Stock covered hereby; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       As a material inducement to the willingness of each of the parties to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby agrees that the Shareholder will not, subject to the exceptions set forth in this Agreement, during the period commencing upon the Effective Date and ending exactly twelve (12) months from the Effective Date (“Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares or any securities convertible into or exercisable or exchangeable for the Common Stock, including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the Shareholder in accordance with the rules and regulations of the SEC and securities of the Company which may be issued upon exercise of a stock option or warrant, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, regardless of whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of the Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock, including Piggyback Registration or a Piggyback Shelf Takedown, in each case other than (A) transfers of the Common Stock as charitable gifts or donations, (B) transfers or dispositions of the Common Stock to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, (C) transfers or dispositions of the Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Shareholder, (D) transfers of the Common Stock to shareholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Shareholder, (E) transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (F) transfers or dispositions not involving a change in beneficial ownership, and (G) if the Shareholder is a trust, transfers or dispositions to any beneficiary of the Shareholder or the estate of any such beneficiary; provided that, in each case, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Shareholder or the transferee provides the Company with a copy of such agreement promptly upon consummation of any such transfer; and provided, further, that in each case, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act if 1934 (“Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period) and any such transfer or distribution shall not involve a disposition for value. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.1       Notwithstanding the restrictions imposed by this Agreement, the Shareholder may (i) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Common Stock, (ii) transfer shares of Common Stock to the Company to cover tax withholding obligations of the Shareholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement, (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Restricted Period, or (iv) transfer or dispose of shares of Common Stock acquired on the open market following the Effective Date, provided that, with respect to (i) and (ii) above, any required filing under the Exchange Act shall include a footnote disclosure explaining that such exercise and sale was to cover tax withholding obligations of such Shareholder, and with respect to (iii) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, provided that reasonable notice shall be provided to the Company prior to any such filing, and provided further that, for the avoidance of doubt, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement.

1.2       Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement and will not be recorded on the stock transfer books of the Company. In order to ensure compliance with the restrictions referred to herein, the Shareholder agrees that the Company may issue appropriate “stop transfer” certificates or instructions.

1.3       Except as otherwise provided herein, all Common Stock shall be sold by the Shareholder in “broker’s transactions” and in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 of the SEC.

1.4       An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such restrictions.

2.       The delivery of a duly executed copy of the Broker/Dealer Agreement by the Shareholder’s broker and a duly executed Seller’s Resale Agreement by the Shareholder in the forms to be approved by legal counsel for the Company shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and the broker will comply with the “brokers’ transactions” and “manner of sale” requirements of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and the Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement; and provided, however, that the Shareholder can otherwise provide satisfactory evidence to the Company of such compliance, subject to the Company’s acceptance of any such alternative compliance evidence.

3.       Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock. Unless otherwise agreed, all such waivers shall be in writing and pro rata, as to all founding Shareholders of the Company who have executed a Lock-Up Agreement as a condition to the receipt of the Common Stock. Notwithstanding, the Company may allow any Shareholder the right to sell or transfer Common Stock in a private transaction, subject to receipt of an opinion of legal counsel for the Company, and subject to any transferee’s execution and delivery of a copy of this Agreement.

4.       In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restrictions on the resale of the Common Stock pursuant hereto shall terminate unless as a condition to any such transaction it is agreed by the Company that this Agreement shall not terminate. Further, in the event of a material financing or other material transaction involving the Company and an unaffiliated entity where the unaffiliated entity conditions the financing or transaction on further restrictions on the sale of the Common Stock, Shareholder agrees that he/she/it will agree to such further restrictions and execute any and all documents requested by the Company or the unaffiliated entity in order to acknowledge such further restrictions.

5.       Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.       The number of shares of Common Stock included in any allotment that can be sold by the Shareholder hereunder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7.       This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.       All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at the Company’s corporate address, and to the Shareholder, at the address in the Counterpart Signature Page. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.       The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.       The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

11.       This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

12.       This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States federal and state courts situated in Nevada only, and that shall each submit to the jurisdiction of such courts for all purposes hereunder.

13.       In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees and costs incurred in the enforcement of this Agreement.

14.        This Agreement shall be binding upon any successors or assigns of the Common Stock, without qualification, and in the event of any exchange of the Common Stock under a merger or reorganization or other transaction of the Company by which the Common Stock is subject to exchange for other securities in any manner, this Agreement shall remain if full force and effect and shall apply to any securities received or receivable in exchange for such Common Stock, without qualification.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

NEVADA CANYON GOLD CORP.,

a Nevada corporation

By:
Jeffrey Cocks, CEO

Date:______________, 20___

LOCK-UP AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up Agreement (the “Agreement”) effective as of the latest signature date hereof, among Nevada Canyon Gold Corp., a Nevada corporation (the “Company”); and the undersigned, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below and represented by the stock certificate described below.

(Name)

(Street Address)

(City, State and Zip Code)

(Stock Certificate No. and Number of Shares)

(Date)

(Signature)
(Representative Capacity, if Applicable)